Exhibit 11.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Statement on Form 1-A of Scienture Holdings, Inc. of our report dated 31st July 2024 relating to the Financial Statements of Scienture, Inc. as of and for the years ended December 31, 2023 and 2022 which appears in this Offering Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Suri & Co., Chartered Accountants

No. 443 & 445 Guna Complex, Chennai

Date: November 05, 2024

Place: Chennai, India